Power of Attorney

December 22, 2004

I, Danny Tong, hereby designate and authorize Jack Menache and/or Anita Paque to file Forms
3, 4, and 5 for me and on my behalf with the Securities and Exchange Commission, and to sign my name to such forms with the same force and effect as if I had personally affixed my signature thereto.  This power of attorney shall remain in effect until December 21, 2005, or until sooner terminated by written notice to Jack Menache, Anita Paque and the Securities and Exchange
Commission.

/s/ Danny Tong

Danny Tong